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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 1997, except for Note 14 relating to the sale of ASI, as to which the date is March 28, 1997, with respect to the financial statements of U.S. Transportation Systems, Inc., included in the Registration Statement (Form S-4, No. 333-42689) and related Proxy Statement/Prospectus of Precept Business Services, Inc.


                                          /s/ Mahoney Cohen & Company, CPA, P.C.


New York, New York
February 6, 1998